Exhibit 10.1

AMENDMENT No 3 to MASTER SERVICES AGREEMENT

This Amendment, dated as of October 29, 2013 (the “Amendment Effective Date”) to that certain Master Services Agreement dated as of March 31, 2009 (the “Original Agreement”), as amended by Amendment No 1 to Master Services Agreement dated as of July 27, 2011 (the “First Amendment”) and Amendment No 2 to Master Services Agreement dated as of March 7, 2013 (the “Second Amendment” and, together with the Original Agreement and First Amendment, the “Agreement”), is between Cadila Pharmaceuticals Limited (“Cadila”), and Novavax, Inc. (“Novavax”).

WHEREAS the parties to the Original Agreement initially agreed that Cadila would provide Services to Novavax;

WHEREAS effective January 1, 2013, the parties wish to allow Cadila to provide such Services to Novavax through CPL Biologicals Private Limited (“CPLB”), to allow Novavax to work directly with CPLB, and to allow CPLB to invoice Novavax for such Services hereunder;

Now therefore, the parties hereto agree as follows:

The following new second paragraph is added to the end of Section 2, entitled “Performance by Cadila”:

Effective as of January 1, 2013, and from time to time thereafter, Cadila may notify Novavax in writing and thereafter direct Services described in a Project Plan to CPL Biologicals Private Limited (“CPLB”), the joint venture between Cadila and Novavax, and have CPLB perform certain Services for Novavax on Cadila’s behalf. The parties shall agree to any such arrangement prior to the initiation of Services and CPLB shall thereafter work directly with Novavax and shall provide reasonable updates to Cadila. CPLB shall be entitled to invoice Novavax for such Services pursuant to a Project Plan and Novavax shall thereafter make payment to CPLB for such Services. All Services performed by CPLB hereunder shall be treated as Services for purposes of Novavax’ guaranty as described in Section 4.

In all other respects the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

NOVAVAX, INC.		CADILA PHARMACEUTICALS LIMITED

By:	/s/ Stanley C. Erck	By:	/s/ Rajiv I. Modi
	Stanley C. Erck		Rajiv I. Modi
	President and Chief Executive Officer		Managing Director